Exhibit 10.14

BACKSTOP AGREEMENT

This AGREEMENT (this “Agreement”) is made as of this 16th day of October, 2024 by and among Aimfinity Investment Corp. I, a Cayman Islands exempted company (the “Company”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Purchaser”) and Family Inheritance Consulting (H.K.) Limited (Registration Number 2806718), with an address at 13F-5, No. 35, Xihua S. St., West Central Dist., Tainan City 700, Taiwan (R.O.C.) (“Buyer”).

WHEREAS, the Company was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business (“Business Combination”); and

WHEREAS,  the Company has entered into that certain Agreement and Plan of Merger dated October 13, 2023 (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Company, Docter Inc., a Delaware corporation (“Docter”), Purchaser, and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), pursuant to which (a) the Company will be merged with and into Purchaser (the “Reincorporation Merger”), with Purchaser surviving the Reincorporation Merger, and (b) Merger Sub will be merged with and into Docter (the “Acquisition Merger”), with Docter surviving the Acquisition Merger as a direct wholly owned subsidiary of Purchaser (collectively, the “Docter Business Combination”). Following consummation of the Docter Business Combination (the “Business Combination Closing”), Purchaser intends to be a publicly traded company (Purchaser is sometimes referred to herein as “PubCo”, upon and following the consummation of the Reincorporation Merger). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement; and

WHEREAS, Purchaser has confidentially filed a draft prospectus/proxy statement on Form F-4 relating to the transactions contemplated by the Merger Agreement which has not been declared effective by the U.S. Securities and Exchange Commission (the “Registration Statement”); and

WHEREAS, Buyer will agree to purchase, under certain conditions, the amount of Class A ordinary shares, par value $0.0001 (the “Shares”) of the Company immediately prior to the Business Combination Closing at a price of $10.00 per share and at an aggregate purchase price of no less than the minimum amount of cash (the “Commitment”) resulting in the net tangible assets of the Purchaser upon the closing of the Business Combination being no less than $5,000,001 in accordance with the requests of the redemption that the Company has received in connection with the Business Combination immediately prior to the cut-off time to accept redemption request as set forth in its amended and restated memorandum and articles of association (the “Redemption Requests”), as specified below.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND CLOSING

Section 1.01 Purchase Condition and Purchase. Immediately prior to the Business Combination Closing, if and only if the Company reasonably believes that the redemption in connection with the Docter Business Combination will result in the net tangible assets of PubCo upon the Business Combination Closing being less than $5,000,001, at the request of the Company based on the Redemption Requests, the Buyer shall purchase from the Company, at a purchase price of $10.00 per share, the number of Shares in the total consideration (the “Purchase Price”) no less than the Commitment no later than two business days prior to the Business Combination Closing (the “Closing”). At the Closing, Buyer shall pay the Purchase Price to the Company by wire transfer of immediately available funds to an account specified by the Company and the Company shall deliver an instruction letter to its transfer agent to deliver the Shares purchased to Buyer. It shall be a condition to the obligation of Buyer on the one hand and the Company on the other hand, to consummate the transfer of the Shares and payment of the Purchase Price contemplated hereunder that the other party’s representations and warranties are true and correct at the Closing with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

Section 1.02 Non-Trading. The Buyer agrees that it will not redeem any Shares and agrees that it will not dispose of any Shares until after the Business Combination Closing.

Section 1.03 Conversion of PubCo Shares. The Shares, if purchased, shall constitute issued and outstanding shares of the Company and each Share will automatically be cancelled and converted into the right to receive one ordinary share of PubCo upon the Business Combination Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyer on the date hereof and as of the Closing that:

Section 2.01 Organization. The Company is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 2.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by the Company and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer hereby represents and warrants to the Company on the date hereof and as of the Closing that:

Section 3.01 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

Section 3.02 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

Section 3.03 Sophisticated Buyer. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Shares.

Section 3.04 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Buyer that will be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.05 Securities Law Compliance. The Buyer has been advised that the offer and sale of the Shares by the Company has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws and, therefore, none of the Shares purchased at the Closing can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. The Buyer understands that the Shares purchased from the Company will be considered to be “restricted securities” under the Securities Act, and that, therefore, the Buyer will not be eligible to use Rule 144 promulgated under the Securities Act for at least one year after “Form 10” information relating to the Merger has been filed with the SEC. The Buyer is acquiring the Shares for Buyer’s own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Buyer represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act, and that the Buyer is not subject to the “Bad Actor” disqualification, as such terms is defined in Rule 506 of Regulation D, promulgated under the Securities Act.

Section 3.06 Affiliation. The Buyer is not affiliated with the Company, or any of their respective affiliates. The Buyer is not in possession of any material non-public information relating to the Company, or the transactions contemplated by the Acquisition Agreement.

Section 3.07.  Anti-Money Laundering.  The operations of the Buyer, including the obligations of the Buyer pursuant to this Agreement, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States and, if the Buyer is a resident of any country other  than the United States the anti-money laundering laws of the country in which the Buyer is a resident (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Buyer with respect to the Anti-Money Laundering Laws is pending or, to the Buyer’s knowledge, threatened and there is no basis for any such action, suit or proceeding.

Section 3.08.  Absence of Certain Relationships.  To the best of the Buyer’s knowledge, none of: (i) the Buyer; (ii) any person controlling or controlled by the Buyer; (iii) any person having a beneficial interest in the Buyer; or (iv) any person for whom the Buyer is acting as agent or nominee in connection with the purchase of the Shares:

(a) is a country, territory, individual or entity named on a list maintained by of the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), or a person or entity prohibited under the OFAC Programs.  The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations; or

(b) is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, as such terms are defined in the footnotes below.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.01  Demand Registration Rights. To the extent that the shares of PubCo issuable upon conversion of the Shares pursuant to Section 1.03 of this Agreement have not been registered under the Registration Statement, PubCo hereby agrees with the Buyer or its permitted transferees (collectively, the “Holders”) that at any time after the Closing, upon the written notice of the Holders holding a majority of the Shares issued pursuant to Section 1.03 (the “Requesting Holders”), the Company shall, within forty-five (45) days of receipt of such written notice (the “Demand Notice”), file a registration statement under the Securities Act providing for the proposed resale of such Shares (the “Requested Shares”), all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Shares; provided that the Company shall not be obligated to effect any such registration under any one of the following conditions:

a)  During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”) or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

b)  After the Company has effected two (2) such registrations pursuant to this Section 4.01 and each such registration has been declared or ordered effective;

c)  If any such Requesting Holders may dispose of shares of Registrable Securities pursuant to an effective registration statement on Form S-3 or Form F-3 under the Securities Act as in effect on the date of the written notice or any successor form under the Securities Act (“Form S-3/F-3”); or

d)  The Company shall not undertake, or be required to undertake, any action to qualify, register or list any securities on any exchange other than the exchange on which its securities are traded at the time.

Notwithstanding the above, in the event that updated financial statements are required to file such registration statement, the Company can, at its sole discretion, defer the filing date of the registration statement beyond the forty-five (45) days of receipt of the Demand Notice until ten days after the Company has filed an annual or quarterly report, as the case may be, with such updated financial statements.

Section 4.02 “Piggyback” Registration Rights. The Company hereby agrees with the Holders that at any time after the Closing, if the Company shall determine to proceed with the actual preparation and filing of a new registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than (a) a registration statement on Form F-4, F-8 or other limited purpose form or (b) any registration under Section 4.01 of this Agreement), the Company will give written notice of its determination to all Holders. Upon the written request from any Holders (the “Requesting Piggyback Holders”), within 10 days after their receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Shares covered by such request (the “Requested Piggyback Shares”) held by the Requesting Piggyback Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Piggyback Shares. If any registration pursuant to this Section 4.02 shall be underwritten in whole or in part, the Company may require that the Requested Piggyback Shares be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Piggyback Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling shareholders. If the managing underwriter of such public offering advises the Company that the inclusion of any or all of the Requested Piggyback Shares would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the number of shares of Requested Piggyback Shares otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Piggyback Holders and all other holders of registration rights with respect to the Company’s shares who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. Registration pursuant to this Section 4.02 shall not be deemed to be a demand registration as described in Section 4.01 above. The Company’s obligations under this Section 4.02 shall not apply to the shares held by a Holder after the earlier of (a) three (3) years from the date of this Agreement, (b) the date that such shares held by a Holder have been sold pursuant to Rule 144 or an effective registration statement, and (c) such time as such shares held by a Holder are eligible for immediate resale pursuant to Rule 144.

Section 4.03 Registration Procedures. To the extent required by Sections 4.01 and 4.02, the Company will:

a) prepare and file with the SEC a registration statement with respect to such securities, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after the filing thereof;

b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

c) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

d) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

e) prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of ordinary shares by such Holders;

f) prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

g) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose.

It is a condition precedent to the obligations of the Company to take any action pursuant to this Article IV that the Requesting Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Company Class A Ordinary Shares, including completion of customary questionnaires and furnishing of information regarding itself, the securities of the Company held by it and intended method of disposition as shall be reasonably requested in writing by the Company. Failure to do so will at minimum result in exclusion of such Holders’ Shares from the registration statement.

Section 4.04 Expenses. To the extent required by Sections 4.01 and 4.02, the Company will:

a) Subject to Section 4.04(b), with respect to the any registration required pursuant to Sections 4.01 and 4.02 hereof, all reasonable fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration process begun pursuant to this Section 4.04 if the registration request is subsequently withdrawn at the request of the Holders or any subset thereof, unless the Holders agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 4.01.

b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 4.04(a) above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above, including any underwriting discounts and selling commissions or other amounts payable to underwriter(s) or broker(s) in connection with the sale or disposition of the Holders’ Shares, shall be borne by the Holders or the applicable Holders (as the case may be) on a pro rata basis.

ARTICLE V

ACKNOWLEDGEMENT; WAIVER

Section 5.01 Acknowledgement; Waiver. Buyer (i) acknowledges that the Company may possess or have access to material non-public information which has not been and will not be communicated to Buyer; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Company or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that the Company is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Termination. This Agreement shall terminate on the earlier of (i) the closing of the Business Combination and (ii) the date the Business Combination Agreement is terminated.

Section 6.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 6.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 6.04 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Buyer hereby agrees that the Company is entitled to an injunction prohibiting any conduct by the Buyer in violation of this Agreement and the Buyer shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by the Company to enforce this Agreement, Buyer waives its right to assert any counterclaims and its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys' and experts' fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 6.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 6.06 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 6.07 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 6.08 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 6.09 Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Shares or under or otherwise pursuant to this Agreement.

Section 6.10 Waiver of Claims Against Trust. Reference is made to the final prospectus of the Company, filed with the Securities Exchange Commission on April 26, 2022 (the “Prospectus”). Buyer warrants and represents that it has read the Prospectus and understands that the Company has established a trust account containing the proceeds of its initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO (collectively, with interest accrued from time to time thereon, the “Trust Fund”) for the benefit of the Company’s public shareholders (“Public Shareholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event they elect to redeem ordinary shares of the Company in connection with the consummation of the Company’s Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within the applicable time period, (iii) any amounts necessary to pay any taxes and for working capital purposes from the interest accrued in the Trust Fund or (iv) to the Company after or concurrently with the consummation of a Business Combination.

For and in consideration of the Company entering into entering into this agreement with Buyer, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions therefrom, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the Company and Buyer, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). Buyer hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Agreement). Buyer agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company to induce it to enter in this Agreement, and Buyer further intends and understands such waiver to be valid, binding and enforceable under applicable law.

[Signature Page Follows]

Execution Copy

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

AIMFINITY INVESTMENT CORP. I

By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Chief Executive Officer

AIMFINITY INVESTMENT MERGER SUB I

By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Director

FAMILY INHERITANCE CONSULTING (H.K.) LIMITED

By:	/s/ Kuo-Hsiang Chen
Name:	Kuo-Hsiang Chen
Title:	Director

[Signature Page to Aimfinity Backstop Agreement]